                                                                    EXHIBIT 21

                            TERRA INDUSTRIES INC.
                     LIST OF MAJORITY OWNED SUBSIDIARIES




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

                                                               PERCENTAGE           PERCENTAGE
      NAME OF COMPANY                                          HELD BY TRA          HELD BY SUB        JURISDICTION
    -------------------                                     ---------------      ----------------     --------------
Hudson Holdings Corporation                                   100.0                                     Delaware
Hudson Bay Gold Inc.                                          100.0                                     Canada
Inspiration Coal Inc.                                         100.0                                     Delaware
Inspiration Coal Development Company                          100.0                                     Delaware
  which owns
  -------------
  Ashland Mining Corporation                                                         100.0              W. Virginia
  Briarwood Mining Inc.                                                              100.0              Virginia
  Plateau Fuels, Inc.                                                                100.0              Kentucky
  Southern Floyd Coal, Inc.                                                          100.0              Kentucky

Inspiration Gold Incorporated                                 100.0                                     Delaware
Terra International, Inc.                                     100.0                                     Delaware

  which owns
  Farmbelt Chemicals, Inc.                                                           100.0              Delaware
  Farmers Agricultural Credit Corporation                                            100.0              Iowa
  Northern Agricultural Credit Corporation                                           100.0              Minnesota


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


                                                         PERCENTAGE           PERCENTAGE
   NAME OF COMPANY                                       HELD BY TRA          HELD BY SUB            JURISDICTION
 -------------------                                    -------------        -------------          ---------------
  Riverside/Terra Corporation                                                  100.0                  Delaware
  Alloy Research, Inc.                                       100.0                                    Illinois
  Specialloy, Inc.                                                             100.0                  Illinois
  Terra International (Oklahoma) Inc.                                          100.0                  Delaware
  Terra Real Estate Corporation                                                100.0                  Iowa
  Terra Real Estate Development Corporation                                    100.0                  Iowa
  Terra Express, Inc.                                                          100.0                  Delaware
  Terra Express, of Oklahoma, Inc.                                             100.0                  Oklahoma
  Terra International (Canada) Inc.                                            100.0                  Ontario, Canada

  ILI Lone Star, Inc.                                                          100.0                  Delaware

El Rancho Rock & Sand, Inc.                                  100.0                                    California

Inspiration Consolidated                                     100.0                                    Maine
  Copper Company
    which owns
    Black Pine Mining Company                                                  100.0                  Montana
    Inspiration Development Company                                            100.0                  Delaware
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                                       2

                            TERRA INDUSTRIES INC.
                     LIST OF PARTIALLY OWNED SUBSIDIARIES





                                                PERCENTAGE               PERCENTAGE
   NAME OF COMPANY                             HELD BY TRA              HELD BY SUB           JURISIDICTION
 ------------------                          --------------            -------------         ----------------
Terra International (Canada) Inc.                                        100.0               Ontario

  which owns
  Belmont Farm Supply Inc.                                                50.0               Federal
  Bluewater Agromart Limited                                              50.0               Ontario
  Brussels Agromart Ltd.                                                  50.0               Ontario
  Cardinal Farm Supply Limited                                            50.0               Ontario
  Fingal Farm Supply Limited                                              50.0               Ontario
  Grand Falls Agromart Ltd.                                               50.0               Federal
  Hartland Agromart Ltd.                                                  50.0               Federal
  Harvex Agromart Inc.                                                    50.0               Ontario
  Hoegy's Farm Supply Limited                                             50.0               Ontario
  Lakeside Grain & Feed Limited                                           50.0               Ontario
  Macroblend Limited                                                      50.0               Ontario
  Maple Farm Supply Limited                                               50.0               Ontario
  Munro Agromart Ltd.                                                     50.0               Ontario
  Oakwood Agromart Ltd.                                                   50.0               Ontario
  Oxford Agropro Ltd.                                                     50.0               Ontario
  Scotland Agromart Ltd.                                                  50.0               Ontario
  Setterington's Fertilizer Service Limited                               50.0               Ontario
  Sprucedale Agromart Limited                                             50.0               Ontario
  Tri-County Agromart Ltd.                                                50.0               Ontario
  Max Underhill's Farm Supply Limited                                     50.0               Ontario

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